Exhibit 99.1

CONTACT

Tracey Schroeder

Chief Marketing Officer

Tracey.schroeder@cpsi.com

(251) 639-8100

CPSI TO ACQUIRE GET REAL HEALTH TO EXPAND PATIENT ENGAGEMENT SOLUTIONS

Acquisition Will Advance Ability to Care for Patients Outside the Walls of a Community Healthcare Facility

MOBILE, Ala. (April 24, 2019) — CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced that it has entered into a definitive agreement to acquire Get Real Health. Based in Rockville, Maryland, Get Real Health delivers technology solutions to improve patient outcomes and engagement strategies with care providers. Their broad set of cutting-edge products have garnered awards for the company and its clients and earned them a reputation as a vanguard in the healthcare information technology (IT) industry. Through a decade of connected health deployments, Get Real Health has established a presence in both domestic and international healthcare markets. Collaborating with organizations like TELUS Health, The University Hospital Southampton NHS Trust, and KeyHIE, Get Real Health delivers solutions to government and private organizations in Europe, Canada, Australia, and the United States.

Through this acquisition, CPSI will strengthen its position in community healthcare by offering three new comprehensive patient engagement and empowerment solutions that are offered by Get Real Health:

•	Ellie™ addresses the entire chronic care management process, end-to-end, by investing patients in their own care and promoting effective communication and interaction with their care managers;

•	Instant PHR® is a patient portal built to promote more efficient collaboration between the individual and their healthcare provider; and

•	CHBase™ combines clinical data and personal health data to give a complete view of a patient’s health story.

In addition, earlier this month, Get Real Health launched its latest product, Lydia™, when it was identified by Microsoft as a destination for HealthVault users to transition their existing data after the pending retirement of HealthVault. Lydia™ is a trusted place where people can organize, store, and share their health information with family and healthcare providers.

“The demographics and population make-up of the communities we serve support the growing demand for strategies and tools to address the on-going management of chronic care conditions, which are prevalent in these areas,” said Boyd Douglas, president and chief executive officer of CPSI. “Helping our customers secure the future of community healthcare is what we focus on each and every day. By acquiring Get Real Health, we can continue this effort as providers evolve to a value-based care delivery model.”

Get Real Health’s line of innovative patient-facing products will complement CPSI’s existing offerings. CPSI acute and ambulatory customers will be able to use InstantPHR and CHBase to engage their patients in a much deeper way than traditional patient portals. The company’s Ellie app will allow CPSI customers to improve their patients’ health outcomes while strengthening their own bottom lines. Get Real Health also

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CPSI To Acquire Get Real Health to Expand Patient Engagement Solutions

April 24, 2019

brings a decade’s worth of international business experience and connections, opening potential new markets for CPSI’s existing offerings. Conversely, CPSI’s greater resources and capabilities will help Get Real Health scale to serve existing and new customers and markets. CPSI also anticipates that this acquisition will yield approximately $1.0 million in annual cost synergies, primarily from the replacement of CPSI’s existing patient engagement solutions. Additionally, the acquisition is expected to be accretive to Adjusted EBITDA for 2019.

Robin Wiener, president, chief executive officer and founding partner of Get Real Health, is excited about this future business combination. “When we met the CPSI management team, there was an instant realization that we could do something amazing together. In addition to the opportunity to bring our solutions to hundreds of communities across the United States already serviced by CPSI, we will continue to empower patients around the world,” said Wiener.

Douglas added, “Our company culture and shared value of advancing community healthcare is clear and will continue as an important mark of distinction in the markets we serve.”

Transaction Summary

The contemplated total aggregate consideration to be paid by CPSI is $11.0 million, payable in cash, subject to certain adjustments at and after closing, as provided for in the purchase agreement, plus an earn-out payment of up to a maximum of $14.0 million, depending on the EBITDA performance of Get Real Health during 2019. The completion of the transaction is subject to the satisfaction of customary closing conditions, and is targeted to close in the second quarter of 2019.

To finance the transaction, CPSI will use a draw of approximately $11.0 million under its existing senior secured revolving credit facility.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of three companies – Evident, LLC, American HealthTech, Inc. and TruBridge, LLC. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution for all care settings. For more information, visit www.cpsi.com.

About Get Real Health

Get Real Health combines a world of new information from patients, devices and apps with existing clinical data to help individuals and healthcare professionals engage and empower each other. By giving providers and patients the information and tools they need to work together, we help our customers meet their ever-changing patient engagement needs. We help them deliver value-based care, improve outcomes, activate patients, increase patient loyalty and satisfaction, all while meeting regulatory requirements. Visit: http://www.getrealhealth.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the anticipated acquisition of Get

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CPSI To Acquire Get Real Health to Expand Patient Engagement Solutions

April 24, 2019

Real Health and the timing and benefits thereof. As such, they are subject to the occurrence of many events outside CPSI’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Risks include, without limitation, risks related to CPSI’s ability to complete the acquisition of Get Real Health on the proposed terms and schedule; whether CPSI or Get Real Health will be able to satisfy their respective closing conditions related to the acquisition; risks associated with business acquisition transactions, such as the risk that the acquired business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; unexpected costs, liabilities, charges or expenses resulting from the proposed acquisition; risks related to future opportunities and plans for CPSI and Get Real Health following the acquisition, including uncertainty of the expected financial performance and results of CPSI following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the inability to retain key personnel; and the possibility that if CPSI does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of CPSI’s common stock could decline. Numerous other risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Such factors include risk factors described from time to time in CPSI’s public releases and reports filed with the Securities and Exchange Commission, including but not limited to, CPSI’s most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents CPSI’s outlook only as of this date, and CPSI undertakes no obligation to update or revise any forward-looking statements to reflect events or development after the date of this press release.

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